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                                  EXHIBIT 99.1




A.C. MOORE [GRAPHIC OMITTED]             General Office o Distribution Center
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                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723


FOR:                                       FROM:
A.C. Moore Arts & Crafts, Inc.             Gregory FCA Communications, Inc.
Leslie Gordon                              For More Information Contact:
Chief Financial Officer                    Joe Crivelli
(856) 768-4930                             (610) 642-8253


FOR IMMEDIATE RELEASE
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         A.C. MOORE RESCHEDULES EARNINGS RELEASE DUE TO LEASE ACCOUNTING


BERLIN, NEW JERSEY, FEBRUARY 22, 2005 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) announced today that they now plan to report earnings for the fourth quarter of 2004 after market close on Wednesday, March 9, 2005 rather than on Wednesday, February 23rd, as originally scheduled. The Company will hold a conference call and webcast to discuss the fourth quarter results on Wednesday, March 9th at 5 p.m. EST.

Les Gordon, Chief Financial Officer of A.C. Moore, stated "We, like many other retailers, are reviewing our lease accounting practices in light of recent views expressed by the chief accountant of the SEC. Our preliminary determination is that certain non-cash related corrections are needed in our computation of straight-line rent expense and the related deferred rent liability. The reason is that historically landlords have granted us access to the property free-of-charge in order to build out or fixture the store and stock it with merchandise prior to opening our doors for business. This period, which can range from one to several months, has not been included in the amortization period for straight-line rent expense. We also are considering a change in accounting to reflect a change in accounting for construction allowances from landlords of properties leased by the Company for its stores."

Mr. Gordon continued, "Making these changes will result in non-cash expense and balance sheet adjustments, similar to those recently announced by a number of retail and restaurant companies. The views expressed by the SEC were in disagreement with long standing accounting practices that have been used by A.C. Moore and pervasively in the retail industry and which A.C. Moore has followed consistently for many years. We are still analyzing the impact of the issues and determining the amounts to reflect the appropriate accounting."
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To participate in the live conference call on March 9, 2005 at 5:00 p.m. EST, please call 719-955-1568 and give the operator pin number 8727416. If you are unable to access the live call, please dial 719-457-0820 and enter pin number 8727416 to access the taped digital replay. The replay will be available at approximately 7:00 p.m. on March 9th and will remain available until Tuesday, March 15th at 11:59 p.m. A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until March 9, 2006.

A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 96 stores on the eastern United States. For more information about the Company, visit our website at www.acmoore.com.

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This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of EITF Issue 02-16, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, the uncertainty of the final resolution of the insurance claim relating to the roof collapse, and other risks detailed in the Company's Securities and Exchange Commission filings.